Exhibit 99.5

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the distribution in a rights offering (the “Rights Offering”) by IceCure Medical Ltd. (the “Company”), to the holders of record (the “Record Holders”) of its ordinary shares, no par value per share (the “Ordinary Shares”), as of 5:00 p.m., New York City time, on July 9, 2025 (the “Record Date”). The Record Holders will receive, at no charge, non-transferable subscription rights (the “Rights”) to purchase up to an aggregate of $10,000,000 of Units (a “Unit”) at a subscription price of $1.00 per one whole Unit (the “Subscription Price”).

Each Record Holder will receive one Right for each Ordinary Share that such Record Holder owned on the Record Date. Each Right allows the holder thereof to subscribe for 0.1703 of a Unit (the “Basic Subscription Right”) at the Subscription Price. Each Unit consists of one Ordinary Share and one warrant to purchase one Ordinary Share (the “Warrant”). In lieu of receiving an Ordinary Share in a Unit, a holder whose ownership would exceed 4.99% (or, at the holder’s election, 9.99%) of the Company’s outstanding Ordinary Shares following the Rights Offering, may elect to receive one pre-funded warrant to purchase one Ordinary Share (the “Pre-Funded Warrant”) in lieu of one Ordinary Share and the Subscription Price per Unit, consisting of one Pre-Funded Warrant and one Warrant, for any such electing holder, will be reduced to $0.9999 (which equals the Subscription Price per Unit consisting of one Ordinary Share and one Warrant, less the $0.0001 exercise price for each Pre-Funded Warrant).

The Company will not issue fractional Units in the Rights Offering. If the number of Rights exercised by the Record Holder thereof would otherwise permit such Record Holder to purchase a fraction of a Unit, the number of Units that such Record Holder may purchase will be rounded down to the nearest Unit. For example, if a Record Holder owned 100 Ordinary Shares as of the Record Date, it would receive 100 Rights and would have the right to purchase 17 Units — each consisting of one Ordinary Share (or one Pre-Funded Warrant in lieu thereof) and one Warrant —pursuant to the Basic Subscription Right. If a Record Holder fully exercises his Basic Subscription Right (other than those rights to acquire less than one whole Unit, which cannot be exercised) and other Record Holders do not fully exercise their Basic Subscription Rights, he may also exercise an over-subscription right (the “Over-Subscription Right”) to purchase additional Units that remain unsubscribed at the expiration of the Rights Offering (such Units, the “Unsubscribed Units”), subject to availability and pro rata allocation of Units among persons exercising their Over-Subscription Right.

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on July 28, 2025, the scheduled expiration date of the Rights Offering.

This will instruct you whether to exercise Rights to purchase Units distributed with respect to the Ordinary Shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and corresponding subscription instructions.

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.  ☐ Please DO NOT EXERCISE RIGHTS for Units.

Box 2.  ☐ Please EXERCISE RIGHTS for Units as set forth below:

	Number of Whole Units Subscribed for		Subscription Price		Payment
Basic Subscription Right		x	$1.00	=	$	(Line 1)
Over-Subscription Right		x	$1.00	=	$	(Line 2)
Total Payment Required					$	(Sum of Lines 1 and 2)

Box 3.  ☐ Payment in the following amount is enclosed: $

Box 4.  ☐ Please deduct payment of $       from the following account maintained by you as follows: (The total of Box 3 and Box 4 must equal the total payment specified above.)

Type of Account:

Account No.:

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

☐	irrevocably elect to invest the amount indicated above to purchase Units upon the terms and conditions specified in the prospectus; and

☐	agree that if I (we) fail to deliver the amount I (we) have elected to invest, you may exercise any remedies available to you under law.

Name of Beneficial Owner(s):

Signature of Beneficial Owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including ZIP code or postal code and country):

_____________________________________________________________________________________________

Telephone Number: _____________________________________________________________________________

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